DELAWARE GROUP EQUITY FUNDS IV

Registration No. 811-04413
FORM N-SAR
Annual Period Ended September 30, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

One (1) transaction for the annual period ended September 30, 2013 effected pursuant to Rule 10f-3, attached as Exhibit.

WS: MFG_Philadelphia: 865892: v1

WS: MFG_Philadelphia: 865892: v1